                                       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Capital Appreciation Fund:

We consent to the incorporation by reference in this Registration Statement of Oppenheimer Capital Appreciation Fund on Form N-14 of
our report dated October 16, 2006, appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional
Information, which are part of such Registration Statement.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
August 8, 2007